UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2011

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400

San Jose, CA 95110

(408) 200-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 14, 2011, Pixelworks, Inc. (the “Company”) and an unrelated third party (the “Purchaser”) completed a transaction in which the Company sold 23 patents and related rights and materials (the “Patents”) to the Purchaser for $1.6 million. Substantially all of the Patents were originally obtained by the Company during its June 2005 acquisition of Equator Technologies, Inc., and the underlying technologies pertain to markets that the Company no longer pursues. As part of the transaction, the Purchaser granted the Company a royalty-free, non-exclusive, non-sublicensable, right and license to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any current products of the Company covered by the Patents. The Company expects to record a gain of approximately $1.6 million in the first quarter of 2011 on the sale of the Patents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

	By	/s/ Steven L. Moore
Date: March 15, 2011		Steven L. Moore
Vice President, Chief Financial Officer, Secretary and Treasurer